EXHIBIT 99.1

Press Release	Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:

Rod Cooper (831.439.2371)

rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2009 RESULTS

SCOTTS VALLEY, CA – October 22, 2008 – Seagate Technology (NASDAQ: STX) today reported disk drive unit shipments of 48 million, revenue of $3.03 billion, net income of $60 million, and diluted net income per share of $0.12 for the quarter ended October 3, 2008. Net income and diluted net income per share for the quarter includes $20 million of purchased intangibles amortization and other charges associated with Seagate’s acquisitions, and charges related to restructuring activities of $51 million. The net impact of these items is a $71 million reduction to net income and a decrease of approximately $0.14 per share on a diluted basis. Of the $51 million related to restructuring activities, approximately $28 million was accelerated depreciation recorded in cost of revenue and $23 million was for severance and other closing costs recorded in restructuring.

“This quarter was marked by Seagate’s measurable progress toward regaining our longstanding product leadership position across all markets,” said Bill Watkins, Seagate chief executive officer. “With a strong balance sheet, Seagate is operating from a position of strength. Looking forward, in the face of a challenging macro-economic environment, we will focus on cost controls and inventory management while continuing to invest in the key technologies that will solidify product leadership. As a result, we remain highly confident in our ability to convert the long-term growth in demand for storage into superior value for our shareholders.”

Additional information relating to the financial results for the first fiscal quarter of 2009 can be found online at seagate.com.

Seagate Technology Reports Fiscal First Quarter 2009 Results

Business Outlook

For the December quarter, Seagate expects to report revenue of $2.85 - $3.05 billion, and diluted net income per share of $0.12 - $0.16. Included in the December quarter outlook is the following:

•	Approximately $20 million for purchased intangibles amortization and other charges associated with recent acquisitions

•	Approximately $7 million for restructuring charges related to previously announced restructuring events

•	Approximately $7 million for accelerated depreciation expenses related to the planned closing of the Pittsburgh research facility (R&D)

The net impact of these items is an estimated reduction to net income of approximately $34 million, and an aggregate decrease in diluted earnings per share by approximately $0.07. The outlook does not include the impact of any future mergers, acquisitions, dispositions or other business combinations, stock repurchases or potential new restructuring activities the company may undertake during the quarter.

Current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that Seagate’s actual results could differ materially from current expectations.

Dividend

The company has declared a quarterly dividend of $0.12 per share to be paid on or before November 21, 2008 to all common shareholders of record as of November 7, 2008.

Conference Call

Seagate will hold a conference call to review the fiscal first quarter results at 2:00 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA: (877) 223-6202

International: (706) 679-3742

Conference ID: 64605834

Seagate Technology Reports Fiscal First Quarter 2009 Results

Replay

A replay will be available beginning today at 6:00 p.m. Pacific Time through October 29 at 8:59 p.m. Pacific Time. The replay can be accessed from seagate.com or by phone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 64605834

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disk drives and storage solutions, providing products for a wide-range of applications, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Branded Solutions. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, with the goal of being the time-to-market leader in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at http://www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future operating and financial performance, including expected revenue, net income and diluted earnings per share, price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control. In particular, uncertainty in global economic conditions pose a risk to the overall economy as consumers and businesses may defer purchases in response to tighter credit and negative financial news. Such risks and uncertainties also include the impact of the variable demand and the aggressive pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements and possible excess industry supply with respect to particular disk drive products; our ability to achieve projected cost savings in connection with our announced restructuring plans; and market conditions and alternative cash imperatives that could impact our ability to repurchase additional common shares pursuant to Seagate’s previously announced share repurchase program. Information concerning risk, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 13, 2008, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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Seagate Technology Reports Fiscal First Quarter 2009 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 3, 2008	June 27, 2008 (a)
ASSETS
Cash and cash equivalents	$1,005	$990
Short-term investments	148	151
Accounts receivable, net	1,393	1,410
Inventories	909	945
Deferred income taxes	272	274
Other current assets	640	502

Total Current Assets	4,367	4,272
Property, equipment and leasehold improvements, net	2,509	2,464
Goodwill	2,349	2,352
Other intangible assets	94	111
Deferred income taxes	616	616
Other assets, net	234	305

Total Assets	$10,169	$10,120

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,930	$1,652
Accrued employee compensation	153	440
Accrued expenses, other	838	825
Accrued income taxes	6	10
Current portion of long-term debt	660	360

Total Current Liabilities	3,587	3,287
Accrued warranty	231	219
Other non-current liabilities	336	358
Long-term debt, less current portion	1,370	1,670

Total Liabilities	5,524	5,534
Shareholders’ Equity	4,645	4,586

Total Liabilities and Shareholders’ Equity	$10,169	$10,120

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of June 27, 2008.

Seagate Technology Reports Fiscal First Quarter 2009 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended
	October 3, 2008	September 28, 2007
Revenue	$3,033	$3,285
Cost of revenue	2,508	2,476
Product development	260	242
Marketing and administrative	148	153
Amortization of intangibles	14	13
Restructuring, net	23	5

Total operating expenses	2,953	2,889

Income from operations	80	396
Interest income	7	16
Interest expense	(30)	(32)
Other, net	(13)	(5)

Other income (expense), net	(36)	(21)

Income before income taxes	44	375
Provision for (benefit from) income taxes	(16)	20

Net income	$60	$355

Net income per share:
Basic	$0.12	$0.67
Diluted	0.12	0.64
Number of shares used in per share calculations:
Basic	485	531
Diluted	494	560

Seagate Technology Reports Fiscal First Quarter 2009 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Three Months Ended
	October 3, 2008	September 28, 2007
OPERATING ACTIVITIES
Net income	$60	$355
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	253	205
Stock-based compensation	27	29
Deferred income taxes	2	8
Other non-cash operating activities, net	(13)	7
Changes in operating assets and liabilities:
Accounts receivable	16	(133)
Inventories	36	31
Accounts payable	278	250
Accrued expenses, employee compensation and warranty	(309)	(2)
Other assets and liabilities	(46)	4

Net cash provided by operating activities	304	754

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(280)	(150)
Purchases of short-term investments	(90)	(198)
Maturities and sales of short-term investments	93	119
Proceeds from sale of investment in equity securities	10	—
Acquisitions, net of cash acquired	—	(6)
Other investing activities, net	2	(3)

Net cash used in investing activities	(265)	(238)

FINANCING ACTIVITIES
Proceeds from exercise of employee stock options and employee stock purchase plan	35	62
Dividends to shareholders	(59)	(54)
Repurchases of common shares	—	(249)

Net cash used in financing activities	(24)	(241)

Increase in cash and cash equivalents	15	275
Cash and cash equivalents at the beginning of the period	990	988

Cash and cash equivalents at the end of the period	$1,005	$1,263